Exhibit 99.1

Orthofix Receives Expected NASDAQ Notice

Intends to Request a Hearing Before NASDAQ Hearings Panel

LEWISVILLE, Texas — February 12, 2014 — Consistent with its press release of February 5, 2014, Orthofix International N.V. (NASDAQ:OFIX) (“Orthofix” or the “Company”) today confirmed that it received on February 11, 2014 an expected letter from the Listing Qualifications Department of The NASDAQ Stock Market (the “NASDAQ Staff”) stating that unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel (a “Hearings Panel”) by February 18, 2014, the Company’s common stock will be subject to delisting based upon the Company’s non-compliance with NASDAQ Listing Rule 5250(c)(1). The NASDAQ Staff’s determination letter was issued in accordance with standard NASDAQ procedures due to the delayed filing of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2013 and September 30, 2013 (collectively, “Delinquent Reports”). The Company intends to request a hearing before a Hearings Panel and also to request a stay of the Staff’s delisting determination. This hearing request will automatically stay the delisting of the Company’s common stock until at least March 5, 2014 and, if the Hearings Panel grants Orthofix’s request for a further stay (which is discretionary on the part of the Hearings Panel and therefore not assured), any final delisting (and suspension of trading) will be stayed until further Hearings Panel proceedings. Under the NASDAQ rules, a Hearings Panel has discretion to grant an additional extension, which cannot exceed 360 calendar days from the original non-compliance date.

About Orthofix

Orthofix International N.V. is a diversified, global medical device company focused on developing and delivering innovative orthopedic and spine solutions that drive value for patients, surgeons, and providers. Orthofix’s products are widely distributed around the world to surgeons and patients via Orthofix’s sales representatives and its subsidiaries, and via collaborations with other leading orthopedic product companies. In addition, Orthofix is collaborating on R&D activities with leading research and clinical organizations such as the Musculoskeletal Transplant Foundation and Texas Scottish Rite Hospital for Children. For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

The forward-looking statements in this release do not constitute guarantees or promises of future performance. Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to statements regarding the additional time that may be granted for the Company to regain compliance with the NASDAQ’s Listing Rules, any stay or extension that may be granted with respect to the delisting of the Company’s common stock, the Company’s ability and time required to regain compliance with NASDAQ rules, the timing of the completion of the Company’s restatement of financial statements, Delinquent Filings, and additional periodic reports due to be filed with the Securities and Exchange Commission in the future, as well how these matters and the review being conducted by the Audit Committee of the Company’s Board of Directors may impact our expenses, liquidity, legal liability, borrowing ability, product sales, relationships with customers, suppliers, strategic partners and third party reimbursement providers, ongoing compliance obligations under our corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services, deferred prosecution agreement with the U.S. Department of Justice and consent decree with the SEC, ability to remain in compliance with covenants and other obligations under our senior secured credit agreement, the cost and nature of our insurance coverage, continued listing of our securities on the Nasdaq Stock Market, and other factors described in our annual report on Form 10-K for the fiscal year ended December 31, 2012 and other subsequent periodic reports filed by the Company with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release.

Orthofix International N.V.

Mark Quick, 214-937-2924

Director of Investor Relations

markquick@orthofix.com